UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 23, 2009

Date of report (date of earliest event reported)
Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)
Telephone Number: (952) 912-3444

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On July 23, 2009, Digi International Inc. (the “Company”) reported its financial results for the third quarter of fiscal 2009. See the Company’s press release dated July 23, 2009, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.
NON-GAAP FINANCIAL MEASURES
     The press release furnished as Exhibit 99.1 and certain information the Company intends to disclose on the conference call include certain non-GAAP financial measures. These measures include earnings before taxes, depreciation, amortization (“EBTDA”), operating income and historical and projected net income and net income per diluted share exclusive of the impact of certain non-recurring items. The non-recurring items consist of discrete tax benefits, projected restructuring expenses and certain acquisition-related expenses. The reconciliation of the EBTDA measure to the most directly comparable GAAP financial measure is included below. The reconciliations of the net income and net income per diluted share measures to the most directly comparable GAAP financial measures are provided in the press release.
     Management understands that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. Additionally, Management understands that EBTDA does not reflect the Company’s cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for the Company’s working capital needs. The disclosure of these measures does not reflect all charges and gains that were actually recognized by the Company. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Management believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.
     Management believes that providing operating income, net income and net income per diluted share exclusive of the impact of non-recurring items permits investors to compare results with prior periods that did not include these items. Additionally, management believes that the presentation of EBTDA as a percentage of net sales is useful to investors because it provides a reliable and consistent approach to measuring the Company’s performance from year to year and in assessing the Company’s performance against other companies. Management believes that such information helps investors compare operating results and corporate performance exclusive of the impact of the Company’s capital structure and the method by which assets were acquired. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company. In addition, shareholders in the Company have expressed an interest in seeing financial performance measures exclusive of the impact of decisions relating to acquisitions and taxes, which while important are not central to the core operations of the Company’s business.
Reconciliation of Guidance for Projected Net Income per Diluted Share to Net Income per Diluted Share, Excluding
Restructuring Expenses and Reversal of Tax Reserves and Other Discrete Tax Benefits

	For the three months ended		For the twelve months ended
	September 30, 2009		September 30, 2009
(In thousands, except per share amounts)	Low	High	Low	High
Projected net income per common share, diluted (GAAP basis)	$0.04	$0.10	$0.16	$0.22

Projected restructuring expenses included in operating expenses, net of taxes	—	—	0.05	0.05

Projected reversal of tax reserves and other discrete tax benefits	—	—	(0.04)	(0.04)

Projected net income per diluted common share, adjusted for restructuring expenses, net of taxes, and reversal of tax reserves and other discrete tax benefits (Non-GAAP basis)	$0.04	$0.10	$0.18	$0.24

Reconciliation of Income before Income Taxes to Earnings before Taxes,
Depreciation and Amortization
(in thousands of dollars and as a percent of Net Sales)

	For the three
	months ended
	June 30, 2009	% of net sales
Net sales	$44,470	100.0%

Income before income taxes	$1,369	3.1%

Depreciation and amortization	2,565	5.8%

Earnings before taxes, depreciation, and amortization	$3,934	8.8%

Item 9.01 Financial Statements and Exhibits.
     The following Exhibit is furnished herewith:
99.1	Press Release dated July 23, 2009, announcing financial results for the third quarter of fiscal 2009.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 23, 2009

DIGI INTERNATIONAL INC.
By:	/s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

99.1	Press Release dated July 23, 2009, announcing financial results for the third quarter of fiscal 2009.	Filed Electronically

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